UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                   October 13, 2006

Kendle International Inc.

(Exact name of registrant as specified in charter)

Ohio (State or other jurisdiction of incorporation)	000-23019 (Commission File Number)	31-1274091 (IRS Employer Identification No.)

441 Vine Street, Suite 1200, Cincinnati, OH 45202

(Address of principal executive offices)

(513) 381-5500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective October 13, 2006, the Management Development and Compensation Committee (the “Compensation Committee”) of the Board of Directors of Kendle International Inc. (the “Company”) approved a mid-year bonus for each Named Executive Officer in the amount set forth below.

        Named Executive Officer        Mid-Year Bonus

        Candace Kendle               $39,821
        Christopher C. Bergen             $30,675
        Simon Higginbotham               $20,022
        Karl Brenkert III                $18,946

The Compensation Committee approved these bonuses for Named Executive Officers in connection with a mid-year bonus opportunity for all of the Company’s employees meeting certain eligibility requirements. The total mid-year bonus pool for the Company’s employees, including the Named Executive Officers, was approved by the Board of Directors and is based on the Company’s operating margin during the six-month period ending June 30, 2006. Each employee’s bonus is based on both the employee’s performance and the performance of the support unit or brand for which that employee serves. Performance of the support unit or brand is determined by the Company’s performance tracking system, which measures metrics related to finance, sales and marketing, operations and personnel. The criteria applicable to employee bonus awards were used by the Compensation Committee to determine and approve the bonuses for the Named Executive Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENDLE INTERNATIONAL INC.

/s/ Karl Brenkert III
Karl Brenkert III
Sr. Vice President, Chief Financial Officer
and Secretary

Date: October 18, 2006